SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 3, 2008

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	On March 3, 2008, the Registrant’s Controller and principal accounting officer, Michael K. Hughey, notified the Registrant of his decision to retire from that position. His retirement will be effective no later than May 1, 2008.

(c)	John A. Park, age 55, will become the Registrant’s new Controller and principal accounting officer effective May 1, 2008, or upon the effectiveness of Mr. Hughey’s retirement from the position, if earlier. Mr. Park has been the Managing Director/Sector CFO of Global Markets and Treasury for the Registrant since the merger of The Bank of New York Company, Inc. and Mellon Financial Corporation on July 1, 2007. Prior to the merger, for more than the last five years, Mr. Park managed Accounting Policy, SEC Reporting and Corporate Finance for The Bank of New York Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: March 7, 2008	By:	/s/ Bart R. Schwartz
	Name:	Bart R. Schwartz
	Title:	Corporate Secretary